INTERNATIONAL EQUITY FUND

              AMENDED AND RESTATED INVESTMENT SUB-ADVISORY CONTRACT

                         PITCAIRN INVESTMENT MANAGEMENT

                                       AND

                       OECHSLE INTERNATIONAL ADVISORS, LLC

     AGREEMENT, dated as of August 4, 2000, and amended and restated in its entirety effective January 1, 2003, by and between Pitcairn Investment Management, a division of Pitcairn Trust Company, a Pennsylvania corporation (the "Adviser"), and Oechsle International Advisors, LLC. a Delaware limited liability company (the "Manager").

     WHEREAS, the Pitcairn Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, policies and restrictions;

     WHEREAS, the Adviser is the investment adviser to the Trust;

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract (the "Agreement"); and

     WHEREAS, the Board of Trustees of the Trust and the Adviser desire to retain the Manager to render investment advisory services to that discrete portion of the assets of the International Equity Fund portfolio (the "Fund") deemed appropriate from time to time by the Adviser in its discretion (the "Portfolio"), subject to the periodic review by the Board of Trustees, in the manner and on the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and covenants hereinafter contained, the Adviser and Manager agree as follows:

1.   APPOINTMENT OF MANAGER

     The Adviser hereby appoints the Manager to act as investment adviser to the Portfolio and to furnish the investment advisory services described below, subject to the supervision of the Trustees of the Trust and the terms and conditions of this Agreement. The Manager will be an

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independent  contractor  and will have no authority to act for or represent  the
Trust or Adviser in any way or otherwise be deemed an agent of the Trust or Adviser except as expressly authorized in this Agreement or another writing by the Trust, Adviser or the Manager.

2.   SERVICES TO BE RENDERED BY THE MANAGER TO THE PORTFOLIO

     A. The Manager will manage the investment and reinvestment of the assets of the Portfolio and determine the composition of the assets of the Portfolio, subject always to the direction and control of the Trustees of the Trust and the Adviser and in accordance with the provisions of the Trust's registration statement, as amended from time to time. In fulfilling its obligations to manage the investment and reinvestment of the assets of the Portfolio, the Manager will:

          (i) furnish investment research and advice and formulate and implement a continuous investment program for the Portfolio (a) consistent with federal and state securities laws and regulations, the Fund's compliance manual and procedures and any written directions of the Adviser, and the investment objectives, policies and restrictions of the Fund as stated in the Trust's Agreement and Declaration of Trust, By-Laws, and such Fund's currently effective Prospectus. and Statement of Additional Information ("SAI") as amended from time to time and provided to the Manager pursuant to Section 2.B of this Agreement and any written instructions of the Adviser, and (b) in compliance with the requirements applicable to regulated investment companies accounts under Subchapter M of the Internal Revenue Code of 1986, as amended;

          (ii) take whatever steps are necessary to implement the investment program for the Portfolio by the purchase, sale and exchange of securities and other investments, including cash, authorized under the Trust's Agreement and Declaration of Trust, By-Laws, and such Fund's currently effective Prospectus and SAI and provided to the Manager pursuant to
     Section 2.B of this Agreement, including the placing of orders for such purchases sales and exchanges for the account of the Trust on behalf of the Portfolio with such brokers and dealers as the Adviser or the Manager shall have selected; to this end, the Manager is expressly authorized as the agent of the Trust on behalf of the Portfolio to give instructions to the Custodian of the Trust as to deliveries of securities and payments of cash for the account of the Trust on behalf of the Portfolio;

          (iii) regularly report to the Trustees of the Trust and the Adviser with respect to the implementation of the investment program and, in addition, will provide such statistical information and special reports concerning the Portfolio and/or important developments materially affecting the investments held, or contemplated to be purchased, by the Portfolio, as may reasonably be requested by the Adviser or the Trustees of the Trust, and will attend Board of Trustees' meetings, as reasonably requested, to present such information and reports to the Board;

          (iv) provide information as reasonable requested by the Adviser or the Trustees of the Trust to assist them in the determination of the fair value of certain portfolio

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     securities when market quotations are not readily available for the purpose of calculating the Fund's net asset value in accordance with procedures and methods established by the Trustees of the Trust;

          (v) establish appropriate interfaces with the Trust's administrator, custodian, transfer agent, and other agents and representatives, and Adviser in order to provide such administrator and Adviser with all information reasonably requested by the administrator and Adviser necessary to the provision of the Manager's services hereunder to the Portfolio;

          (vi) supervise and manage its employees who provide services to the Portfolio; and

          (vii) not provide any investment advice with respect to any other portion of the Fund's assets, or consult with any other investment adviser of the Trust that is a principal underwriter or affiliated person of a principal underwriter concerning securities transactions of the Portfolio.

     B. To facilitate the Manager's fulfillment of its obligations under this Agreement, the Adviser will undertake the following:

          (i) the Adviser agrees promptly to provide the Manager with all amendments or supplements to the Fund's Prospectus, SAI, the Trust's registration statement on Form N-1A ("Registration Statement"), the Trust's Agreement and Declaration of Trust, and By-Laws;

          (ii) the Adviser agrees to notify the Manager expressly in writing of each change in the fundamental and nonfundamental investment policies of the Fund;

          (iii) the Adviser agrees to provide, directly or indirectly, the Manager with such assistance as may be reasonably requested by the Manager in connection with its activities pertaining to the Portfolio under this Agreement, including information as to the general condition of the Portfolio's affairs; and

          (iv) the Adviser will promptly provide the Manager with any guidelines and procedures applicable to the Manager or the Fund adopted from time to time by the Board of Trustees of the Trust and agrees to promptly provide the Manager with copies of all amendments thereto.

     C. The Manager, at its expense, will furnish: all necessary investment and management facilities, overhead expenses and investment personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement.

     D. The Manager will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Manager will place all necessary orders with brokers, dealers, or issuers. The Manager is directed at all times to seek to execute brokerage

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transactions  for the Portfolio in accordance with such policies or practices as may be established by the Board of Trustees and described in the Trust's currently effective Prospectus and SAI, as amended from time to time and provided to the Manager pursuant to Section 2.B of this Agreement, including in particular policies and procedures in accordance with Section 17(e) and Rule 17e-1 under the Investment Company Act. In placing orders for the purchase or sale of investments for the Portfolio, in the name of the Trust on behalf of the Portfolio or its nominees, the Manager shall use its best efforts to obtain for the Portfolio the most favorable net price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

     Subject to the appropriate policies and procedures approved by the Board of Trustees, the Manager may, to the extent authorized by Section 28(e) of the Securities and Exchange Act of 1934, cause the Portfolio to pay a broker or dealer that provides brokerage or research services to the Manager, an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Manager's overall responsibilities to the Portfolio or its other advisory clients. To the extent authorized by Section 28(e) and the Trust's Board of Trustees, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

     E. On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner the Manager considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

     F. The Manager will maintain all accounts, books and records generated by it with respect to the Fund as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder.

     G. The Manager will, unless and until otherwise directed by the Adviser or the Board of Trustees, vote proxies with respect to the Fund's securities, and exercise rights in corporate actions or otherwise, in the best interest of the Fund.

3.   COMPENSATION OF MANAGER

     The Adviser will pay the Manager, with respect to the Portfolio, compensation at the annual rate of [ ] basis points ([ %]) of the average daily value of the Portfolio's net assets, as calculated based on the average daily value of the Fund's net assets attributed to the Portfolio and in accordance with the computation of net asset value included in the Trust's Registration

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Statement,  and accrued on a daily basis.  Payments shall be made to the Manager as soon as practicable each month for the preceding month or portion thereof, but in no event later than the end of the following month for the preceding month or portion thereof. In the event the calculation of any Fund's net asset value is suspended, the net asset value used for any day will be that for the last business day prior to such suspension until net asset value calculations are resumed.

4.   LIABILITY OF MANAGER

     Neither the Manager nor any of its controlling persons, managing principals, members, officers, employees or its agents shall be liable to the Adviser or the Trust for any loss suffered by the Adviser or the Trust resulting from its acts or omissions as Manager to the Portfolio, except for losses to the Adviser or the Trust resulting from willful misconduct, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties hereunder of the Manager or any of its directors, officers or employees. The Manager, its controlling persons, managing principals, members, officers, employees or its agents shall not be liable to the Adviser or the Trust for any loss suffered as a consequence of any action or inaction of other service providers to the Trust in failing to observe the instructions of the Manager, unless such action or inaction of such other service providers to the Trust is a result of the willful misconduct, bad faith or gross negligence in the performance of, or from reckless disregard of, the duties of the Manager, its directors, officers or employees under this Agreement.

5.   INDEMNIFICATIONS

     A. The Adviser shall indemnify the Manager and its controlling persons, managing principals, members, officers, directors, employees, agents, legal representatives and persons controlled by it (which shall not include the Trust or any fund) (collectively, "Manager Related Persons") to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees
(collectively "Losses"), incurred by the Manager or Manager Related Persons arising from or in connection with this Agreement or the performance by the Manager or Manager Related Persons of its or their duties hereunder so long as such Losses arise out of the Adviser's, or any of its agents', gross negligence, willful misconduct or bad faith, in performing its responsibilities hereunder or under its agreements with the Trust, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust's Registration Statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reasonable reliance upon information furnished to the Adviser or the Trust by the Manager or an Manager Related Person specifically for inclusion in the Registration Statement or any amendment or supplement thereto, except to the extent any such Losses referred to in this paragraph A result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Manager or an Manager Related Person in the performance of any of its duties under, or in connection with, this Agreement.

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

     B. The Manager shall indemnify the Adviser and its controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (collectively, "Adviser Related Persons") to the fullest extent permitted by law against any and all Losses incurred by the Adviser or Adviser Related Persons arising from or in connection with this Agreement or the performance by the Adviser or Adviser Related Persons of its or their duties hereunder so long as such Losses arise out of the Manager's gross negligence, willful misconduct or bad faith in performing its responsibilities hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust's Registration Statement, or any amendment thereof or any supplement thereto or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, in any case only to the extent that such statement or omission was made in reasonable reliance upon written information furnished by the Manager or Manager Related Person to the Adviser or the Trust specifically for inclusion in the Registration Statement or any amendment or supplement thereto, except to the extent any such Losses referred to in this paragraph (i.e., paragraph B) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Adviser or a Adviser Related Person in the performance of any of its duties under, or in connection with, this Agreement.

     C. The indemnifications provided in this Section 5 shall survive the termination of this Agreement.

6.   NON-EXCLUSIVITY

     The services of the Manager to the Fund and the Trust are not to be deemed to be exclusive, and the Manager shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

7.   SUPPLEMENTAL ARRANGEMENTS

     The Manager may enter into arrangements with other persons affiliated with the Manager for the provision of certain personnel and facilities to the Manager to better enable it to fulfill its duties and obligations under this Agreement. As used in this Agreement, any reference to the "Manager" refers also to such affiliate.

8.   REGULATION

     The Manager shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

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9.   RECORDS

     The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Manager such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Manager free from any claim or retention of rights therein.

     The Manager shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities. Notwithstanding the preceding sentence, the Manager shall not be liable for the use, duplication or disclosure of the Trust's or the Fund's information that is:

          a. now or at the time of the disclosure in the public domain (other than as a result of disclosure by the Manager),

          b. shown by the Manager to have been known or developed by it prior to the disclosure of the information,

          c. shown to have been received from the Trust by a third party on a non-confidential basis,

          d. disclosed in response to requests from governmental agencies or bodies or required by law to be disclosed,

          e. information about the performance or holdings of the Portfolio in composite data relating to the Manager's performance; provided however, no such report or document that includes such information will disclose the Portfolio as a holder of such securities or identify the performance as that of the Portfolio.

10.  DURATION OF AGREEMENT

     This Agreement shall become effective with respect to the Portfolio on the date hereof. This Agreement will continue in effect for a period more than two years from August 4, 2000 only so long as such continuance is specifically approved at least annually by the Board of Trustees or majority of outstanding voting securities, provided that in such event such continuance shall also be approved by the vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) ("Independent Trustees") of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

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11.  TERMINATION OF AGREEMENT

     This Agreement may be terminated at any time, without the payment of any penalty, (A) by the Adviser at the direction of the Board of Trustees, including a majority of the Independent Trustees, (B) by the vote of a majority of the outstanding voting securities of the Fund, on thirty (30) days' written notice to the Adviser and the Manager, or (C) by the Adviser or Manager on thirty (30) days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act) or in the event the Investment Management Agreement between the Adviser and the Trust is assigned or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within ten (10) days after written notice.

12.  PROVISION OF CERTAIN INFORMATION BY MANAGER

     The Manager will promptly notify the Adviser in writing of the occurrence of any of the following events:

     A. the Manager fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Manager is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

     B. the Manager is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Manager as they relate to the Manager's responsibilities under this Agreement; and/or

     C. the portfolio manager or managers of the Portfolio change or there occurs any actual change in control or management of the Manager.

13.  USE OF MANAGER'S NAME

     The Adviser will not use the Manager's name (or that of any affiliate) in Trust literature without prior review and approval by the Manager, which may not be unreasonably withheld or delayed.

14.  AMENDMENTS TO THE AGREEMENT

     This Agreement may be amended at any time by written agreement of the parties, which amendment must be approved by the Trustees of the Trust in the manner required by the Investment Company Act; provided, however, that such amendment must also be approved by the vote of a majority of the outstanding voting securities of the Fund if so required by the Investment Company Act subject to the provisions of Investment Company Act Release No. 25106 dated August 9, 2001 and the subsequent order.

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15.  ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties with respect to the Fund.

16.  HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

17.  NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of each applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. The specific person to whom notice shall be provided with respect to the Manager shall be L. Sean Roche, Managing Principal with a copy to the Manager's General Counsel and with respect to the Adviser shall be its Corporate Counsel, unless another person is specified in writing to the other party. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

18.  SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

19.  GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

     Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by
Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of

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special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                   PITCAIRN TRUST COMPANY, on behalf of
                                   PITCAIRN INVESTMENT MANAGEMENT, a
                                   division thereof


                                   By: /s/ Lawrence R. Bardfeld
                                       -----------------------------------------
                                   Name: Lawrence R. Bardfeld
                                   Title: Executive Vice President and Chief
                                   Legal Officer

                                   OECHSLE INTERNATIONAL ADVISORS, LLC
                                   By: Oechsle Group, LLC
                                   Its Member Manager


                                   By: /s/ C. Sean Roche
                                       -----------------------------------------
                                   Name: C. Sean Roche
                                   Title: Managing Principal

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